Exhibit 77Q1(a)

Sub-Item 77Q1(a)

Amended Schedule B, dated February 24, 2016, to the Declaration of Trust dated November 5, 2004 (as amended February 15, 2005 and May 14, 2014). Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on November 25, 2016 (Accession No. 0001193125-16-478637).